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                                                                    EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS


KNOW BY ALL PERSONS BY THESE PRESENTS:

     Each of the undersigned hereby constitutes and appoints Jeffrey M. Lipton, Jack S. Mustoe and Susan Wright, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 relating to common shares issuable under the NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees, the NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan for U.S. Employees, the NOVA Chemicals Inc. U. S. Savings and Profit Sharing Restoration Plan, the NOVA Chemicals Inc. Capital Accumulation Plan, the NOVA Chemicals Corporation Director Share Purchase Plan, the NOVA Chemicals Corporation Deferred Share Unit Plan for Key Employees, the NOVA Chemicals Corporation Deferred Share Unit Plan for U.S. Key Employees, and the NOVA Chemicals Corporation Deferred Share Unit Plan for Non-Employee Directors, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


Directors:

/s/ Jerald A. Blumberg                        Director        November 30, 2002
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         Jerald A. Blumberg

/s/ F. Peter Boer                             Director        November 30, 2002
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            F. Peter Boer

/s/ Jacques Bougie                            Director        November 30, 2002
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           Jacques Bougie

/s/ Joanne V. Creighton                       Director        November 30, 2002
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         Joanne V. Creighton

/s/ Robert E. Dineen, Jr.                     Director        November 30, 2002
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        Robert E. Dineen, Jr.

/s/ L. Yves Fortier                           Director        November 30, 2002
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           L. Yves Fortier

/s/ Kerry L. Hawkins                          Director        November 30, 2002
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          Kerry L. Hawkins

/s/ Jeffrey M. Lipton                         Director        November 30, 2002
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          Jeffrey M. Lipton

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/s/ Arnold M. Ludwick                         Director        November 30, 2002
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          Arnold M. Ludwick

/s/ J. E. Newall                              Director        November 30, 2002
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            J. E. Newall

/s/ Janice G. Rennie                          Director        November 30, 2002
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          Janice G. Rennie

/s/ James M. Stanford                         Director        November 30, 2002
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          James M. Stanford

/s/ Joseph D. Thompson                        Director        November 30, 2002
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         Joseph D. Thompson